Exhibit 21.1
List of Subsidiaries

Company Name	Jurisdiction Organized
Ajax Tocco de Mexico, S.A. de C.V.	Mexico
Ajax Tocco International Limited	England
Ajax Tocco Magnethermic (Shanghai) Co., Ltd.	China
Ajax Tocco Magnethermic Corporation (6)	Ohio
Ajax Tocco Magnethermic Corporation Canada Limited	Canada
Ajax Tocco Magnethermic GmbH	Germany
Ajax Tocco Magnethermic Holdco S.r.l.	Italy
Ajax Tocco Magnethermic India Private Limited	India
Ajax Tocco Magnethermic Limited	Hong Kong
Ajax Tocco Transformadores do Brasil Ltda.	Brazil
Apollo Aerospace Components India Private Limited	India
Apollo Aerospace Components Limited	England
Apollo Aerospace Components Sp.Z.o.o.	Poland
Apollo Group Limited	England
Autoform Tool & Manufacturing, LLC	Indiana
Ballybeg Finance Company of Dublin Limited	Ireland
Bates Rubber, Inc.	Ohio
Chambersburg Acquisition Corp.	Pennsylvania
Columbia Nut & Bolt LLC	Ohio
Control Transformer, Inc.	Ohio
EP Cleveland Holdings, Inc.	Delaware
EP Cleveland, Inc.	Delaware
EP Realty Holdings, Inc.	Delaware
Elastomeros Tecnicos Moldeados, Inc.	Texas
Elastomeros Tecnicos Moldeados, S. de R. L. de C.V.	Mexico
Engineering Design & Manufacturing Services, Inc.	Tennessee
Europower CR s.r.o.	Czech Republic
Feco, Inc.	Illinois
Fluid Routing Korea Holding Inc.	Delaware
Fluid Routing Solutions, LLC	Delaware
Fluid Routing Solutions Korea, Ltd.	S. Korea
Foundry Service GmbH	Germany
Gateway Industrial Supply LLC	Ohio
General Aluminum Mfg. Company	Ohio
IEGA Industrial Equipment Group Asian Holding Company Limited	Ireland
IEGE Industrial Equipment Group European Holding Company Limited	Ireland
ILS Supply Technologies SA de CV	Mexico
Induction Equipment (India) Private Limited	India
Induction Management Services, LLC	Michigan
Inova Lab S.r.l.	Italy
Integrated Holding Company	Ohio
Integrated Logistics Holding Company	Ohio
Integrated Logistics Solutions, Inc.	Ohio
Japan Ajax Magnethermic Co., Ltd.	Japan
M.P. Colinet S.P.R.L.U.	Belgium

Company Name	Jurisdiction Organized
NABS Supply Technologies S. De R.L. De C.V.	Mexico
ParkOhio Asian Holding Company Limited	Ireland
ParkOhio European Holding Company Limited	Ireland
Park-Ohio Forged & Machined Products LLC (5)	Ohio
Park-Ohio Industries (Shanghai) Co. Ltd.	China
Park-Ohio Industries Treasury Company, Inc.	New York
Park-Ohio Industries, Inc. (1)	Ohio
ParkOhio International Holding Company Limited	Ireland
ParkOhio International Leasing Company Limited	Ireland
ParkOhio International Treasury Company Limited	Ireland
ParkOhio Latin American Holding Company Limited	Ireland
Park-Ohio Products, Inc.	Ohio
Park-Ohio U.K. Ltd.	England
Pharmaceutical Logistics, Inc.	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
PKOH Corp.	Ohio
P-O Realty LLC	Ohio
Precision Machining Connection LLC (2)	Ohio
QEF Global Holdings Limited	Ireland
QEF (Global) Ireland Limited	Ireland
RB&W Corporation of Canada	Canada
RB&W Japan G.K.	Japan
RB&W Ltd.	Ohio
RB&W Manufacturing LLC (3)	Ohio
RB&W (Shanghai) Cold Forming Technologies Co., Ltd.	China
Saet S.p.A.	Italy
Saet India Private Limited	India
Saet Induction Equipment (Shanghai) Co. Ltd.	China
Snow Dragon LLC	Ohio
Southwest Steel Processing LLC	Ohio
Supply Technologies (India) Private Limited	India
Supply Technologies (IRLG) Limited	Ireland
Supply Technologies (NABS Ireland) Limited	Ireland
Supply Technologies (STDR) S.R.L.	Dominican Republic
Supply Technologies (UKG) Limited	Scotland
Supply Technologies (UKGRP) Limited	England
Supply Technologies Company of Canada (9)	Canada
Supply Technologies Company of Puerto Rico, Inc.	Puerto Rico
Supply Technologies International Trading (Shanghai) Co., Ltd.	China
Supply Technologies Kft	Hungary
Supply Technologies Limited	Hong Kong
Supply Technologies Limited	Scotland
Supply Technologies LLC (8)	Ohio
Supply Technologies Poland Sp.z.o.o.	Poland
Supply Technologies Pte. Ltd.	Singapore
The Ajax Manufacturing Company (4)	Ohio
Tocco, Inc.	Alabama
TW Manufacturing Co. (7)	Ohio
Wind Energy, Inc.	Ohio

(1)	Doing business as Park Drop Forge and Ohio Crankshaft

(2)	Doing business as PMC Industries and M.P. Colinet

(3)	Doing business as Delo Screw Products

(4)	Doing business as Ajax Technologies and Forging Developments International

(5)	Doing business as Kropp Forge and Ajax-Ceco

(6)	Doing business as PMC-Colinet, PMC Industries, Pines Engineering, Pillar Induction and H&H Tooling

(7)	Doing business as Production Pattern Company

(8)	Doing business as Sabina Mfg.

(9)	Doing business as Direct Fasteners